STELLAR TECHNOLOGIES, INC.
                      7935 AIRPORT PULLING ROAD, SUITE 201
                                   NAPLES, FL



                                              February 22, 2006

MONTEX EXPLORATION, INC.
43 ADDISON ROAD
LONDON, ENGLAND WI4 8JH
ATTENTION: DAVID STEVENSON

Dear Mr. Stevenson:

      This letter shall serve as an agreement by and between Stellar Technologies, Inc., a Colorado corporation (the "Company"), and Montex Exploration, Inc. ("Consultant") in connection with consulting services to be provided by Consultant to the Company, including introducing the Company to entities or individuals outside of the Untied States that can provide debt or equity financing to the Company. It is specifically understood and agreed that the Company has the right to reject any Transaction (as defined below) proposed to it by any person for any reason in its sole and absolute discretion. When used herein, the word "Transaction" shall mean any agreement between the Company and any other individual or entity regarding any debt or equity investment in the Company or any share purchase, share exchange, merger, asset purchase or similar agreement, any joint venture, strategic alliance, partnership or any similar agreement.

      The Consultant hereby agrees that any of the Company's securities offered or sold to an investor in furtherance of this agreement shall be sold in a private placement transaction solely to accredited investors who are not "U.S. persons" ("Qualified Investors") pursuant to the exemption from registration provided by Rules 901 and 903 of Regulation S under the Securities Act of 1933, as amended ("Securities Act").

      1. In consideration of Consultant introducing the Company to a Qualified Investor, upon the Company and Qualified Investor conducting a closing with respect to any of the Company's securities, the Company shall pay a fee consisting of (i) 8% of the Aggregate Consideration (as defined below) received by the Company at the initial closing of the Transaction payable in cash or by wire transfer of immediately available funds and (ii) warrants to purchase shares of the Company's common stock equal to 8% of the shares issuable upon conversion of the notes issued by the Company in the Transaction at an exercise price of $.40 per share. For the purposes hereof, the term "Aggregate Consideration" shall mean the total gross amount of cash and the fair market value (on the Transaction closing date) of all other property paid to the Company at the closing of the Transaction, including the total amount of indebtedness for a borrowed money or similar liability or obligations of the Company repaid, retired, extinguished or assumed in connection with the Transaction.

      2. Nothing contained herein shall authorize Consultant to act on behalf on the Company on any matter and Consultant shall not and shall have no authority to act on behalf of or bind the Company on any matter.

      3. In order to induce the Company to enter into this Agreement, Consultant hereby represents and warrants to the Company as follows:

            (a) Neither the Consultant nor any of its affiliates is now nor has e, she or it ever (i) been registered as a broker-dealer under the Securities Exchange Act 1934, as amended ("Exchange Act"); or (ii) served as a registered representative for any broker-dealer registered under the Exchange Act.

            (b) Consultant shall not engage in any advertising, publish in any newspaper magazine or similar media or broadcast over television, radio or the Internet, any communication to any person for the purpose of soliciting persons who may be interested in investing in the Company or otherwise engage in any general solicitation, as that term is defined in the Securities Act and the rules and regulations promulgated thereunder, regarding an investment in the Company.

            (c) Consultant has known any Qualified Investor it introduces to the Company prior to the date hereof.

      6. Consultant agrees to indemnify, hold harmless and defend the Company, its directors, officers, and affiliates (each an "Indemnified Party") from and against any and all claims, suits, judgments, fines, cost, damages, demands, actions, expenses or liabilities of any nature which are threatened or brought against any Indemnified Party by any person arising out of the acts or omissions of Consultant or any of its agents or affiliates or any breach of any agreement, representation or warranty of Consultant contained herein including, but not limited to, any violation of any provision of the Securities Act, Exchange Act or any rule or regulation promulgated thereunder.

      7. Company agrees to indemnify, hold harmless and defend Consultant from and against any and all suits, judgments, fines, cost, damages, demands, actions, expenses or liabilities of any nature which are threatened or brought against Consultant arising out of any breach of any agreement, representation or warranty of the Company contained herein.

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

      8. The Company shall reimburse Consultant for all reasonable out of pocket expenses incurred by Consultant in providing services hereunder within 30 days after Consultant's delivery to the Company of receipts evidencing such expenditures.

      9. Neither Company nor Consultant shall have the right to assign any of its rights or obligations hereunder.

      10. This Agreement may be delivered via facsimile and executed in counterpart each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same instrument.

      11. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and no party shall be liable or bound to the other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any party other then the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      Please confirm your acceptance of the foregoing by executing the counterpart signature block below and returning it my attention via facsimile at
(239) 592-0941.



                                               STELLAR TECHNOLOGIES, INC.


                                               By: /s/ Mark G. Sampson
                                                  -------------------------
                                                     Mark G. Sampson
                                                     Chief Executive Officer

AGREED AND ACCEPTED THIS
22nd DAY OF FEBRUARY, 2006

MONTEX EXPLORATION, INC.


By:   /s/ David Stevenson
     ------------------------------
     Name:David Stevenson
         --------------------------
     Title:President
          -------------------------


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